Exhibit 10.1

SECURED CONVERTIBLE PROMISSORY NOTE

US $XXX,XXX.XX
Fort Lauderdale, Florida

FOR VALUE RECEIVED, Veritas Farms, Inc. with a current principal office address of 1512 E Broward Blvd, Suite 300, Fort Lauderdale, Florida 33301 (the “Maker”), agrees and promises to pay to the order of the ________________, its successors and/or assigns (the “Holder”) at the Holder’s address, or such other place as designated in writing by the Holder of this Secured Convertible Promissory Note (“Promissory Note”), the principal sum of XXX Dollars (US $XXX,XXX.XX) (“Principal”), with interest (“Interest”) at a rate of 8% per annum. All unpaid Principal, together with any then unpaid and accrued Interest and other amounts payable hereunder, shall be due and payable if not converted pursuant to the terms and conditions of this Promissory Note on the earlier of (i) _________, or (ii) following an Event of Default (as defined below) (such date, the “Maturity Date”). All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Holder. Each payment shall be applied first to the payment of all costs, fees and expenses incurred by or payable to the Holder in connection with the collection or enforcement of this Promissory Note; second, to the payment of all accrued and unpaid Interest hereunder; and third, to the payment of the unpaid Principal amount.

The proceeds of this Promissory Note shall be used by the Maker only for the purpose of funding Maker’s accounts payable liabilities and for working capital.

As collateral security for payment of the obligations under this Promissory Note, the Maker and the Holder have agreed that all obligations hereunder will be secured by all the assets of the Maker, and Maker hereby grants to Holder a security interest and lien in all of Maker's assets, wherever located, whether tangible or intangible, now existing, or hereafter acquired.

Optional Conversion. Prior to the Maker closing a financing through the sale and issuance of the Company’s equity securities, debt, convertible debt, a combination of the foregoing or otherwise (“Conversion Securities”), on or prior to the Due Date, (the “Financing”), the Holder shall have the right, in its sole discretion, to convert (A) all or a partial amount of the Principal, and (B) all or a partial amount of the accrued but unpaid Interest thereon through and as of the date of the closing of the Financing, into the identical Conversion Securities issued at such Financing .

Mechanics of Conversion. On the date fixed for the closing of the Financing and conversion hereunder in accordance with the foregoing provisions (the “Conversion Date”), in the event the Holder determines to convert all or a partial amount of the Principal and or accrued but unpaid Interest into the Financing, the Holder shall surrender this Promissory Note for cancellation at the principal office address of the Maker and if less than all of the Principal and accrued but unpaid Interest is converted, the Company shall issue a new promissory note to the Holder evidencing the balance of the Promissory Note.. Following the surrender of this Promissory Note for conversion, the Maker shall deliver or cause to be delivered to the Holder the Conversion Securities on the Conversion Date issuable upon the conversion of this Promissory Note in accordance with the provisions hereof, and in the event the Holder converts all of the Principal and accrued but unpaid Interest into the Financing, this Promissory Note shall be deemed fully paid.

This Promissory Note may be prepaid at any time prior to the Due Date.

The occurrence of any of the following shall constitute an “Event of Default” under this Promissory Note (each, an “Event of Default”): (a) Maker shall fail to pay any Principal or Interest when due and payable hereunder; or (b) Maker shall fail to deliver the Conversion Securities in accordance with the terms hereof; or (c) a receiver, trustee or other similar official shall be appointed over Maker; or (d) Maker shall make a general assignment for the benefit of creditors; or (e) Maker shall file a petition for relief under any bankruptcy, insolvency or similar law; or (f) an involuntary proceeding shall be commenced or filed against Maker; or (g) Maker shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Maker contained herein; or (h) any representation, warranty or other statement made or furnished by or on behalf of Maker to Holder herein shall be false, incorrect, incomplete or misleading; or (i) any lawsuit, money judgment, writ or similar process shall be entered or filed against Maker or any subsidiary of Maker or any of its property or other assets for more than $100,000.00, unless otherwise consented to by Holder.

While an Event of Default exists, the Maker hereby promises to pay Interest on the unpaid balance of this Promissory Note then outstanding at the rate representing eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid. It is the intent of parties hereto that in no event shall the amount of Interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by Holder, then such excess sum shall be credited as a prepayment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned forthwith.

This Promissory Note shall not be modified except by an instrument in writing signed by the party against whom enforcements of such modification is sought. This Promissory Note shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of laws or principles thereof. Any suit or proceeding relating to this Promissory Note shall be brought or instituted only in a court of competent jurisdiction in Broward County, Florida. No waiver by the Holder of any default hereunder shall be deemed to constitute a waiver of any subsequent default. No exercise of any right or remedy hereunder shall preclude the exercise of any other right or remedy. The Maker agrees to pay or reimburse the Holder for all costs and expenses of enforcing and preserving its rights under this Promissory Note or any document or instrument executed in connection herewith (including reasonable attorneys’ fees and costs, whether in or out of court, in original or appellate proceedings or in bankruptcy).

The Maker and all others who may become liable for the payment hereof jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Promissory Note, waivers or other modifications hereof from time to time prior to or after the Maturity Date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition or release of any party or person primarily or secondarily liable hereon, and (d) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder), the Maker shall be and remain directly and primarily liable for all sums due under this Promissory Note.

All issue taxes, documentary stamp taxes, or other taxes (if any) required by law at any time to be affixed to this Promissory Note shall be paid by the Maker. The Maker agrees to indemnify and hold the Holder, its affiliates, successors and assigns harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, penalties, fines, fees and damages (including related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Holder arising out of or resulting from the Maker’s failure to pay such documentary stamp or other tax.

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note as of the day and year first above written.

Maker
Veritas Farms, Inc.

By:
Ramon A. Pino EVP of Finance

Holder

By:

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